Exhibit 10.1

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (together with any and all future amendments or modifications thereto, the “Sublease”) is entered into as of September 27, 2018 (the “Effective Date”), by and between NOVO NORDISK RESEARCH CENTER SEATTLE, INC., a          Delaware corporation (“NNRCSI”) and ASTERIAS BIOTHERAPEUTICS, INC., a Delaware corporation (“Asterias”).

THE PARTIES ENTER this Sublease on the basis of the following facts, understandings and intentions:

A.          NNRCSI is the tenant of the Premises (as defined below) pursuant to that certain Lease effective as of September 27, 2018 (the “Master Lease”) by and between BMR - 6300 DUMBARTON CIRCLE LP, a Delaware limited partnership (“BMR”), as landlord, and NNRCSI, as tenant. A copy of the Master Lease with all exhibits and addenda thereto is attached hereto as Exhibit C.

B.          NNRCSI desires to sublease the Sublet Space (defined below) to Asterias and Asterias desires to sublease the Sublet Space from NNRCSI on all of the terms, covenants and conditions hereinafter set forth.

C.          All of the terms and definitions in the Defined Terms section are incorporated herein by this reference. Any capitalized terms used and not defined herein shall have the meanings ascribed to them in the Master Lease.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, and incorporating this Sublease’s recitals and exhibits as part of their agreement as if fully stated herein, the parties hereto agree as follows:

I.	DEFINED TERMS

Rent:
(i) From the Commencement Date until the Strategic Space Expiration Date (defined below) (which may be accelerated pursuant to Section 16 below or extended pursuant to Section 1.3 below): the Monthly Base Rent paid by Asterias will be (this table does not change the below defined Expiration Dates):

	Mos. 1-12	$67,814.00
	Mos. 13-24	$69,731.00
	Mos. 25-36*	$71,888.00
	Mos. 37-48**	$74,045.00
	*Strategic Space Expiration Date is 10/31/2020 **First Floor Space Expiration Date is 12/31/2021

(ii) If the Strategic Space Expiration Date occurs prior to the First Floor Space Expiration Date, then the Monthly Base for the remainder of the Term (i.e. until the subsequently occurring First Floor Space Expiration Date (which may be accelerated pursuant to Section 16 below or extended pursuant to Section 1.3 below) will be (this table does not change the before defined First Floor Space Expiration Date):

	Mos. 1-12	$53,146.00
	Mos. 13-24	$54,648.00
	Mos. 25-36	$56,339.00
	Mos. 37-48*	$58,029.00
	*First Floor Space Expiration Date is 12/31/2021

Rent:
“Rent” refers to Base Rent, Additional Rent and all other amounts due from Asterias to NNRCSI under this Sublease (including without limitation the Asterias OpEx Share of the NNRCSI Direct Operating Expenses – all defined below).

Building:	Means the “Building” as defined in the Master Lease, which is located at 16300 Dumbarton Circle, Fremont, California.

Commencement Date:	September 27, 2018

Strategic Space Expiration Date:	October 31, 2020

First Floor Space Expiration Date:	December 31, 2021

Permitted Use:	The Permitted Use as defined in the Master Lease.

Premises:	44,000 RSF (as more particularly defined in the Master Lease).

Security Deposit:	$150,000.00

Asterias’ Notice Address:	Asterias Biotherapeutics, Inc. 6300 Dumbarton Circle Fremont, California 94555

NNRCSI’ s Address:	530 Fairview Avenue North Seattle, Washington 98109 Attn: Jan Beck With a mandatory copy to: Novo Nordisk, Inc. 800 Scudders Mill Road Plainsboro, NJ 08536 Attn: Legal Department

Sublet Space:
•     This Sublease grants Asterias the exclusive use of a portion of the Sublet Space and non-exclusive use, in common with NNRCSI, its affiliates, employees, agents, contractors, lenders, and invitees (collectively, with NNRCSI the “NNRCSI Users”) for other portions of the Sublet Space. The measurements used in this Sublease are not subject to remeasurement unless BMR elects to remeasure the Premises pursuant to the Master Lease, in which case any new measurement figures applied to the Master Lease will be used to proportionately adjust the both the measurements of the Sublet Space and the Rent.

• The “Sublet Space” consists of the “Strategic Space” and the “First Floor Space.”

•     The Strategic Space is the portion of the Premises located on the second floor of the Building. As depicted on Exhibit A (the “Floor Plan”), approximately 2,001 RSF of the Strategic Space will be exclusively sublet to Asterias (identified on the Floor Plan as the Dedicated Space/Functionally Asterias, referred to herein as the “Exclusive Strategic Space”), while approximately 6,264 RSF of the Strategic Space will be used in common with the NNRCSI Users (identified on the Floor Plan as Shared Space/Functionality, referred to herein as the “Shared Strategic Space”).

•     The First Floor Space is approximately the portion of the Premises located on the first floor of the Building as depicted on the Floor Plan, approximately 14,451 RSF of the First Floor Space will be exclusively sublet to Asterias (identified on the Floor Plan as the Dedicated Space/Functionally Asterias, referred to as the “Exclusive First Floor Space”), while approximately 8,657 RSF of the First Floor Space used in common with the NNRCSI Users (identified on the Floor Plan as Shared Space/Functionality, referred to as the “Shared First Floor Space”).

•     Collectively the Exclusive Strategic Space and Exclusive First Floor Space is referred to as the “Exclusive Sublet Space” and the Shared Strategic Space and Shared First Floor Space is referred to as the “Shared Sublet Space”

•     For purposes of reimbursing NNRCSI for expenses NNRCSI pays directly relating to the Sublet Space, for the entire Sublet Space, the parties will use 54.46% as the “Asterias OpEx Share”, and for that portion of time when Asterias is only subletting the First Floor Space the “Asterias OpEx Share” will be reduced to 42.68%. The parties agree to these percentages, regardless of the actual size of the Sublet Space and agree it roughly translates to 100% of the Sublet Space exclusively sublet to Asterias, and 50% of the Sublet Space shared with others.

Term:	• As to the Strategic Space: Commencing on the Commencement Date and expiring on the Strategic Space Expiration Date.

• As to the First Floor Space: Commencing on the Commencement Date and expiring on the First Floor Space Expiration Date.

Other Defined Terms	• “Indemnity” (and variations thereof) means to “indemnify, defend (with counsel reasonably acceptable to indemnitee), save and hold harmless the indemnitee.

•   “Claims” means, collectively: demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages, suits or judgments, and all reasonable expenses (including reasonable attorneys’ fees, charges and disbursements, regardless of whether the applicable demand, claim, action, cause of action or suit is voluntarily withdrawn or dismissed) incurred in investigating or resisting the same.

Exhibits and Schedule:	Exhibit A – Floor Plan Exhibit B – Initial NNRCSI Work Exhibit C – Master Lease Exhibit D – Shared Equipment

II.	SUBLEASE

1.          Sublease. NNRCSI hereby subleases the Sublet Space to Asterias, and Asterias hereby subleases the Sublet Space from NNRCSI, for the Term hereof, subject to all of the terms and conditions of this Sublease. As to those portions of the Sublet Space identified as the Exclusive Strategic Space and the Exclusive First Floor Space (collectively the “Exclusive Portion of Sublet Space”), during the Term applicable to each of those spaces, Asterias will have exclusive use of such space, subject to NNRCSI’s rights under this Sublease and BMR’s rights under the Master Lease. As to those portions of the Sublet Space identified as the Shared Strategic Space and the Shared First Floor Space (collectively the “Shared Portion of Sublet Space”), during the Term applicable to each of those Spaces, Asterias will share access to the Shared Portion of Sublet Space with NNRCSI Users, and subject to NNRCSI’s rights under this Sublease and BMR’s rights under the Master Lease. NNRCSI shall deliver the Sublet Space to Asterias not later than the Commencement Date, provided that NNRCSI will thereafter complete certain Alterations to the Premises to demise the Exclusive Portion of Sublet Space to reflect the Floor Plan shown on Exhibit A, at NNRCSI’s sole expense, as soon as reasonably practicable following the Commencement Date (the “Demising Alterations”), although Asterias’ obligation to pay Rent will commence on the Commencement Date, even though the Demising Alterations are not completed. If the Term commences on a date other than the Commencement Date, NNRCSI and Asterias shall execute a memorandum setting forth the actual date of commencement of the Term. Although NNRCSI agrees to construct the Demising Alterations and all other NNRCSI Work at NNRCSI’s sole cost and expense, Asterias shall cause all Asterias’ personal property to be secured and then moved into the Sublet Space from the other portions of the Premises, at Asterias’ sole expense, and with Asterias assuming all risks relating thereto.

1.1          Condition of Sublet Space. Prior to the Commencement Date, Asterias was the tenant of the entire Premises under a direct lease with BMR, which terminated on the same date as this Sublease’s Commencement Date (the “BMR-Asterias Lease”). NNRCSI shall deliver the Sublet Premises to Asterias in its “AS IS” condition. Asterias further acknowledges that NNRCSI has made no representations of any kind in connection with improvements or physical conditions of, or bearing on, the use of the Sublet Space. Asterias shall rely solely on Asterias’s own inspection and examination of the Sublet Space, and not on any representations of NNRCSI, express or implied. Except for the Demising Alterations, Asterias has no right to require, and NNRCSI is not required to perform, any alterations to the Sublet Space, however NNRCSI reserves such rights under Section 1.3 below.

1.2          Limitation of NNRCSI’s Obligations.  Asterias expressly acknowledges and agrees that no affirmative obligations are imposed upon NNRCSI under this Sublease to perform BMR’s obligations under the Master Lease; and confirms that NNRCSI’s only obligations under this Sublease are to (a) pay its Rent and otherwise perform its duties as a tenant under the Master Lease (except as to the Sublet Space which is addressed as Asterias’ obligations in Section 2.1 below); (b) construct the Demising Alterations; and (c) except as otherwise agreed upon in Section 1.3 below, not unreasonably interfere with Asterias’ business operations from the Exclusive Portion of Sublet Space during the construction of NNRCSI Work. Asterias further recognizes and agrees that except for the Demising Alterations, neither NNRCSI nor BMR shall be required to perform any construction, alteration or maintenance of or to the Sublet Space. Notwithstanding the foregoing, NNRCSI agrees to act as a conduit only (with no other performance obligations) to relay to BMR any requests Asterias may have for BMR to perform or provide services. To be clear, if there are any obligations, whether payment of money, performance, other obligations or Indemnities (defined in Master Lease) imposed on NNRCSI under the Master Lease to perform an act or provide a service, then as to the Exclusive Portion of Sublet Space, such obligations are assumed by Asterias and not NNRCSI, and for the Shared Portion of Sublet Space, both NNRCSI and Asterias are obligated to perform such obligations and provide such Indemnities to the extent applicable to each of their Tenant Parties (as defined in the Master Lease).

1.3          NNRCSI Work Obligations. Neither the Demising Alterations nor any other initial Tenant Improvements (defined in the Master Lease) are required to be performed prior to the Commencement Date (the Demising Alterations and the initial Tenant Improvements are hereinafter referred to collectively as “NNRCSI Work”). The only NNRCSI Work which NNRCSI is required to perform is the Demising Alterations as set forth in Section 1 above. Asterias agrees that NNRCSI has the right, but not the obligation, to cause other Alterations (defined in the Master Lease), including any initial Tenant Improvements to be performed to the Sublet Premises during the Term, in NNRCSI’s sole, good faith discretion and without causing a constructive eviction, or affording Asterias any Claim, deduction or offset to the amounts due to NNRCSI under this Sublease; provided that (a) NNRCSI agrees to use commercially reasonable efforts to complete the initial Tenant Improvements it intends to perform and the Demising Alterations prior to December 31, 2018, and (b) except in the event of an emergency, NNRCSI agrees to use commercially reasonable, good faith efforts not to unreasonably interfere with Asterias’ use of the Sublet Space during construction of NNRCSI Work during the Term. Except for in the event of an emergency, if NNRCSI elects to alter the Sublet Space during the Term, but such alterations would unreasonably interfere with Asterias’ use of the Sublet Space (as reasonably and in good faith determined by Asterias) the alterations will not proceed; however, within 48 hours of a request by either party the parties shall have designated representatives meet to discuss in good faith how to work together to allow NNRCSI to proceed with performing the Alterations in a reasonable manner and timeframe that will not unreasonably interfere with Asterias’ use of the Sublet Space. The designated representatives for NNRCSI shall be JOHN  FRANDSEN and the designated representatives for Asterias shall be CRAIG  HALBERSTADT. If, notwithstanding such good faith attempt to minimize disturbance caused by NNRCSI Work in the Sublet Space, NNRCSI elects to proceed with the NNRCSI Work in the Sublet Space, and such work has caused a delay in Asterias performing operating its business from the Sublet Space for the Permitted Use (an “NNRCSI Delay”), then the Term (as to both the Strategic Space and the First Floor Space) will, at Asterias’ option, be extended by one day, for each day of delay caused by the NNRCSI Delay. If Asterias elects to exercise this option to extend the Term, Asterias shall deliver notice to the above noted NNRCSI designated representative within five (5) business days from the start of the alleged NNRCSI Delay, informing NNRCSI that Asterias is claiming an NNRCSI Delay, and again within ten (10) business days from the cessation of the NNRCSI Delay, informing NNRCSI of the scope of the delay caused by the NNRCSI Work (with reasonable documentation thereof), and Asterias’ proposed changes to the Strategic Space Expiration Date and the First Floor Space Expiration Date. NNRCSI will have ten (10) business days from receipt of the second notice to confirm its agreement with such new dates, request additional information, or inform Asterias that it contests its claim of an NNRCSI Delay or the proposed dates, with NNRCSI’s silence deemed approval of the new dates. Notwithstanding any NNRCSI Delay, under no circumstances will the Term continue beyond the expiration or earlier termination of the Master Lease.

1.4          Shared Equipment License. During the Term only, NNRCSI shall grant Asterias a non-exclusive, non-cancellable license, at no additional cost to Asterias, to use certain items of NNRCSI’s personal property located within the Sublet Space and listed on attached Exhibit D (the “Shared Equipment”); this license is subject to the following conditions: (a) Asterias accepts the Shared Equipment in as-is, where-is condition; (b) Asterias assumes all risk and waives all Claims arising from or relating to the Shared Equipment, except to the extent caused by the negligence or willful misconduct of NNRCSI Indemnitees; (c) Asterias covenants to properly use, maintain and repair any of the Shared Equipment when Asterias uses and completes the use of such equipment; (d) Asterias is prohibited from exercising its rights to use the Shared Equipment during any time when there is an uncured Asterias default under this Sublease; and (e) if both Asterias and NNRCSI wish to use a certain item of Shared Equipment at the same time, NNRCSI shall have the senior right to use such item(s), and Asterias agrees it has no Claim against NNRCSI for the failure of such item(s) to be readily available as and when Asterias request. NNRCSI shall retain ownership of the Shared Equipment, except as otherwise agreed upon in the Master Lease.

2.          Sublease Subject to Master Lease.

2.1          Inclusions. It is expressly understood, acknowledged and agreed by Asterias that all of the other terms, conditions and covenants of this Sublease shall be those stated in the Master Lease except as excluded in Section 2.2 below, modified as appropriate in the circumstances so as to make the provisions of the Master Lease applicable only to the subleasing hereunder by NNRCSI of the particular Sublet Space covered hereby. Whenever the word “Premises” is used in the Master Lease, for purposes of this Sublease, the word Sublet Space shall be substituted. Asterias shall be subject to, bound by and comply with all of said Articles and Sections of the Master Lease with respect to the Sublet Space and shall satisfy all applicable terms and conditions of the Master Lease relating to the Sublet Space for the benefit of both NNRCSI and BMR, it being understood and agreed that wherever in the Master Lease the word “Tenant” appears, for the purposes of this Sublease, the word “Asterias” shall be substituted, wherever the word “Landlord” appears, for the purposes of this Sublease, the word “NNRCSI” shall be substituted; and that upon the breach of any of said terms, conditions or covenants of the Master Lease by Asterias or upon the failure of Asterias to pay Rent or comply with any of the provisions of this Sublease, NNRCSI may exercise any and all rights and remedies granted to BMR as the Landlord under the Master Lease. If there is a conflict between the terms of this Sublease and the Master Lease, the terms of this Sublease shall control. It is further understood and agreed that NNRCSI has no duty or obligation to Asterias under the aforesaid Articles and Sections of the Master Lease other than to perform the obligations of NNRCSI as tenant under the Master Lease during the Term of this Sublease. Whenever the provisions of the Master Lease incorporated as provisions of this Sublease require the written consent of the Landlord, said provisions shall be construed to require the written consent of both BMR and NNRCSI. Asterias hereby acknowledges that it has read and is familiar with all of the terms of the Master Lease and agrees that this Sublease is subordinate and subject to the Master Lease and that any termination thereof not due to a default by NNRCSI thereunder shall likewise terminate this Sublease. For the avoidance of doubt, if NNRCSI terminates the Master Lease pursuant to any right to terminate the Master Lease provided therein, this Sublease shall terminate as of the termination of the Master Lease and NNRCSI shall not have any liability to Asterias as a result of such termination; provided that if such early termination is voluntary (and specifically not arising from a termination by BMR or its Lender, or relating to a casualty or a condemnation), then NNRCSI will deliver at least 12 months advanced written notice of such termination to Asterias, which will include the Term’s accelerated expiration date.

2.2          Exclusions. The terms and provisions of the following Sections and portions of the Master Lease are not incorporated into this Sublease and shall not be binding upon either Asterias or Asterias under this Sublease: Recitals A, B, Sections 1, 2.1-2.6, 2.8-2.11, 2.12 (references to Exhibits A, B-1, C, G), 3, 4, 7.1-7.3 (except to the extent needed in connection with Section 3 of this Sublease), 13.3, 16.4 (as to Shared Sublet Space only), 17.1 and 18.1 (both modified to eliminate floor dollar amounts for obtaining NNRCSI consents but otherwise applicable), 24.1-24.8 (as to providing Asterias any right to terminate this Sublease based on a casualty, but otherwise applicable), 27.1, 27.2, 40, 42, Exhibits A, C, G. For purposes of this Sublease, all notices shall be delivered to the parties at the addresses set forth above.

2.3          Time for Notice. The time limits provided for in the provisions of the Master Lease for the giving of notice, making of demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are amended for the purposes of this Sublease by lengthening or shortening the same in each instance by three (3) days, as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by NNRCSI or Asterias, as the case may be, within the time limit relating thereto contained in the Master Lease. If the Master Lease allows only three (3) days or less for NNRCSI to perform any act, or to undertake to perform such act, or to correct any failure relating to the Sublet Space or this Sublease, then Asterias shall nevertheless be allowed two (2) days to perform such act, undertake such act and/or correct such failure.

3.          Rent.

3.1          Base Rent. Upon execution hereof, Asterias shall deliver the first months’ Base Rent to NNRCSI and the first months’ estimated Additional Rent, to be applied against Asterias’s first obligation to pay Rent hereunder. Asterias shall pay to NNRCSI the Rent in advance on the first day of each month of the Term, commencing on the Commencement Date without being invoiced by NNRCSI. In the event the first day of the Term shall not be the first day of a calendar month or the last day of the Term is not the last day of the calendar month, the Rent shall be appropriately prorated based on the actual number of days in such month. All installments of Rent shall be delivered to NNRCSI’s Address, or at such other place as may be designated in writing from time to time by NNRCSI, in lawful money of the United States and without deduction or offset for any cause whatsoever.

3.2          Additional Rent. Asterias shall pay NNRCSI, as additional rent, the Asterias OpEx Share of all Additional Rent charged by BMR to NNRCSI under the Master Lease, in monthly installments and the same shall be due and payable in advance on the first day of each calendar month.

3.3          Reimbursement for Direct Expenses. Under the Master Lease, NNRCSI is obligated to perform certain maintenance, repair and replacement obligations for the entirety of the Premises (the “NNRCSI Direct Expenses”). To the extent there are NNRCSI Direct Expenses which relate to the Sublet Space and are payable by Asterias under Section 2.1 above, Asterias will pay the Asterias OpEx Share of such NNRCSI Direct Expenses as additional rent. Asterias shall have the right to review the Annual Statement with respect to the Asterias OpEx Share of such NNRCSI Direct Expenses and timely contest any item of additional rent pursuant to Section 16.3 of the Master Lease.

4.          Security Deposit. Upon execution hereof, and as a condition concurrent to the effectiveness of this Sublease, Asterias shall deposit the Security Deposit with NNRCSI. The Security Deposit shall secure Asterias’s obligations under this Sublease to pay Rent and other monetary amounts, to maintain the Sublet Space and repair damages thereto, to surrender the Sublet Space to NNRCSI in clean condition and repair upon termination of this Sublease and to discharge Asterias’s other obligations hereunder. NNRCSI may use and commingle the Security Deposit with other funds of NNRCSI. If Asterias is in default hereunder, NNRCSI may, but without any obligation to do so, apply all or any portion of the Security Deposit towards fulfillment of Asterias’s unperformed obligations. If NNRCSI does so apply any portion of the Security Deposit, Asterias’s failure to remit to NNRCSI a sufficient amount in cash to restore the Security Deposit to the original amount within ten (10) days after receipt of NNRCSI’s written demand to do so shall constitute an event of default. Upon the termination of this Sublease and provided that there are not any uncured events of default hereunder, NNRCSI shall return the balance of the Security Deposit after NNRCSI has applied all or a portion of the Security Deposit against Asterias’s obligations hereunder, to Asterias without payment of interest.  Asterias hereby waives any and all rights under the provisions of Section 1950.7 of the California Civil Code or other laws regarding security deposits.

5.          Use. The Sublet Space is to be used for the Permitted Use, and for no other purpose or business without the prior written consent of both NNRCSI and BMR.  In no event shall the Sublet Space be used for a purpose or use prohibited by the Master Lease.

6.          Holdover. This Sublease shall terminate without further notice at the expiration of the Term. If after expiration of the Term, Asterias remains in possession of the Sublet Space, Asterias shall become a tenant from month to month only, upon all the provisions of this Sublease (except as to Term and Base Rent), but the installments of monthly Base Rent payable by Asterias during such holdover shall be equal to one hundred fifty percent (150%) of the installments of monthly Base Rent in effect during the last thirty (30) days of the Term as a result of such holdover. Such Base Rent shall be payable in advance on or before the first day of each month. If either party desires to terminate such month to month tenancy, it shall give the other party not less than thirty (30) days advance written notice of the date of termination.

7.          Damage and Destruction. If BMR or NNRCSI exercises any option either may have to terminate the Master Lease as a result of damage or destruction of the Premises, this Sublease shall terminate as of the date of the termination of the Master Lease.

8.          Eminent Domain.

8.1          Total Condemnation. If all of the Sublet Space is condemned by eminent domain, inversely condemned or sold in lieu of condemnation, for any public or a quasi-public use or purpose (“Condemned” or “Condemnation”), this Sublease shall terminate as of the date of title vesting in such proceeding, and Asterias shall not have any obligation hereunder, including the payment of Rent, subsequent to such date of termination.

8.2          Partial Condemnation. If the Master Lease is terminated due to a partial condemnation of the Premises, this Sublease shall automatically terminate as of the date of the termination of the Master Lease. If this Sublease is not terminated following any such partial condemnation, this Sublease shall remain in full force and effect.

9.          Insurance. Asterias shall obtain and keep in full force and effect, at Asterias’ sole cost and expense, during the Term the insurance required to be carried by the “Tenant” under the Master Lease. Asterias shall include NNRCSI and BMR as additional insureds in any policy of liability insurance carried by Asterias in connection with this Sublease.

10.          No Brokers. Asterias warrants and represents to NNRCSI that it has not dealt with any real estate broker or agent in connection with this Sublease or its negotiation. NNRCSI warrants and represents to Asterias that it has not dealt with any real estate broker or agent in connection with this Sublease or its negotiation. Asterias shall Indemnify NNRCSI from and against any Claims resulting from any claim for a fee or commission by any broker or finder making a claim through Asterias in connection with the Sublet Space and this Sublease. NNRCSI shall Indemnify Asterias from and against any Claims resulting from any claim for a fee or commission by any broker or finder making a claim through NNRCSI in connection with the Sublet Space and this Sublease.

11.          Right to Cure Defaults.

11.1          Asterias’s Defaults. If Asterias shall at any time fail to make any payment or perform any other obligation of Asterias hereunder, then NNRCSI shall have the right, but not the obligation, after the lesser of five (5) days' notice to Asterias or the time within which BMR may act on NNRCSI’s behalf under the Master Lease, or without notice to Asterias in the case of any emergency, without causing an NNRCSI Delay, and without waiving or releasing Asterias from any obligations of Asterias hereunder, to make such payment or perform such other obligation of Asterias in such manner and to such extent as NNRCSI shall deem necessary, and in exercising any such right, to pay any reasonable, incidental costs and expenses, employ attorneys and other professionals, and incur and pay reasonable attorneys’ fees and other costs reasonably required in connection therewith. Asterias shall pay to NNRCSI within ten (10) days after written demand, all sums so paid by NNRCSI and all incidental costs and expenses of NNRCSI in connection therewith, together with interest thereon, at the Default Rate, accruing from the date which is the eleventh (11th) day following Asterias’ receipt of such written demand.

11.2          NNRCSI’s Defaults. If NNRCSI receives any notice from BMR regarding a default of NNRCSI under the Master Lease, NNRCSI shall immediately provide Asterias written notice of the same, including a copy of the notice from BMR. Asterias shall have the right, but not the obligation, upon written notice to NNRCSI, and without waiving or releasing NNRCSI from any obligations of NNRCSI hereunder, to, after the expiration of any applicable notice and cure period afforded NNRCSI under the Master Lease, (i) make such payment directly to BMR if NNRCSI does not pay the same within five (5) days after NNRCSI receives written demand therefor from BMR, or (ii) perform such act of NNRCSI. NNRCSI shall pay to Asterias within (10) days after written demand, all sums so paid by Asterias and all reasonable costs and expenses of performing any such act, as applicable. Asterias shall have the right to apply any amounts owing to Asterias pursuant to the foregoing against Asterias’s obligation to pay Rent hereunder.

12.          Parking. Asterias will have the right, on an unreserved basis, to use up to seventy-five (75) parking stalls at the Premises during the Term through the First Floor Space Expiration Date.

13.          Assignment and Subletting. The application of Master Lease Section 29 is limited to only allow assignment and subletting as agreed upon in this Section 13. Asterias shall not Transfer its interest in this Sublease or further sublet or assign all or any part of the Sublet Space without the prior written consent of NNRCSI and BMR, provided, however, that NNRCSI’s consent shall not be unreasonably withheld, except in connection with a Transfer to a competitor of NNRCSI or its affiliates (as determined in NNRCSI’s sole discretion), or a transfer which includes access or use of any of the Shared Sublet Space, in which cases NNRCSI may withhold consent in its sole discretion. To be clear, the term Transfer is defined by reference to the Master Lease, however there are no “Exempt Transfers” under this Sublease. Notwithstanding the foregoing, Asterias shall have the right to assign this Sublease or sublet the Premises, without NNRCSI’s prior consent, (i) in connection with an assignment to a transferee of all or substantially all of the assets or stock of Asterias, and (ii) in connection with an assignment or subletting of all or a portion of the Premises to an affiliate of Asterias (an entity which is controlled by, controls, or is under common control with, Asterias). Notwithstanding anything to the contrary in this Sublease, if Asterias or any proposed transferee claims that NNRCSI and BMR have unreasonably withheld or delayed their consent under this Section or otherwise has breached or acted unreasonably under this Section, their sole remedies shall be a declaratory judgment and an injunction for the relief sought, and Asterias hereby waives the provisions of Section 1995.310 of the California Civil Code, or any successor statute, and all other remedies, including, without limitation, any right at law or equity to terminate this Sublease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed transferee.

14.          Signage. Asterias shall not place or display in any manner any sign, graphic, or other advertising matter or material anywhere in or about the Sublet Space or the Building or elsewhere about the Premises, unless approved by both BMR and NNRCSI, with NNRCSI’s approval not unreasonably withheld. Any such signage of Asterias shall be constructed and installed at the sole cost and expense of Asterias, is subject to all conditions regarding Signage in the Master Lease, shall be removed by Asterias upon the expiration or earlier termination of this Sublease and any damage caused by such removal shall be repaired, all by Asterias at Asterias’ sole risk, cost, and expense.

15.          Environmental Indemnity. Without limiting the incorporation of the various Indemnity agreements in the Master Lease, including without limitation in the Master Lease’s Articles 20 and 27, Asterias hereby directly agrees to Indemnify NNRCSI and its affiliates, employees, agents, contractors, Lenders, and invitees (collectively, the “NNRCSI Indemnitees”) from all Claims arising from or relating to Hazardous Materials (a) Asterias, its employees, agents, contractors or invitees (collectively “Asterias Parties”) causing or knowingly permitting Hazardous Materials to be brought upon, kept or used in or about the Premises in violation of Applicable Laws, or (b) contamination of the Premises occurs as a result of Hazardous Materials that are placed on or under or are released into the Premises by any Asterias Party, then Asterias shall Indemnify the NNRCSI Indemnitees from and against any and all Claims of any kind or nature, including (w) diminution in value of the Premises or any portion thereof, (x) damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, (y) without duplicating damages under (w) and (x), damages arising from any adverse impact on marketing of space in the Premises or any portion thereof and (z) sums paid in settlement of Claims that arise before, during or after the Term as a result of such breach or contamination. This Indemnification does not apply to any contamination to the extent arising from or relating to the actions, negligence or breach of this Lease by any of the NNRCSI Indemnitees.

16.          Early Termination by Asterias. NNRCSI hereby grant Asterias the right to accelerate either or both of the Strategic Space Expiration Date or the First Floor Space Expiration Date at any time (as to each, a “Termination Option”), provided that: (a) the acceleration of an expiration date applies to the entirety of either or both of the Strategic Space or the First Floor Space; (b) Asterias can exercise its Termination Option as to the Strategic Space separately from the exercise of its termination Option for the First Floor Space, and the exercise of one Termination Option will not void Asterias’ right to subsequently exercise its Termination Option as to the other; (c) for Asterias’ exercise of a Termination Option to be effective, the accelerated expiration date must be the first day of the month following delivery of at least 90 days advance, irrevocable notice delivered to NNRCSI (a “Termination Notice”); and (d) Asterias is not then currently in default beyond any applicable cure period under this Sublease at the time Asterias delivers the Termination Notice.

17.          Miscellaneous.

17.1          Entire Agreement; Counterparts; Digital Versions. This Sublease and the Master Lease, as incorporated herein, contain all of the covenants, conditions and agreements between the parties concerning the Sublet Space, and shall supersede all prior correspondence, agreements and understandings concerning the Sublet Space, both oral and written. No addition or modification of any term or provision of this Sublease shall be effective unless set forth in writing and signed by both NNRCSI and Asterias. This Sublease may be executed in counterparts which, when assembled, will comprise a single Sublease. Executed counterparts of this Sublease can be delivered electronically (e.g. fax, email PDF) and are binding as originals upon receipt.

17.2          Captions. All captions and headings in this Sublease are for the purposes of reference and convenience and shall not limit or expand the provisions of this Sublease.

17.3          BMR’s Consent; Amendment of BMR-Asterias Lease. This Sublease is conditioned upon (i) BMR’s concurrent, written approval of this Sublease and concurrent execution of an amendment to the BMR-Asterias Lease, accelerating the BMR-Asterias Lease’s expiration date to match the Commencement Date under the Master Lease and this Sublease, and (ii) Asterias’ concurrent (or prior) written approval of the Master Lease. If BMR refuses to consent to this Sublease or amend the BMR-Asterias Lease as required hereunder, this Sublease shall terminate and neither party shall have any continuing obligation to the other with respect to the Sublet Space; provided NNRCSI shall return the Security Deposit and Base Rent, if previously delivered to NNRCSI, to Asterias.

17.4          Authority. Each person executing this Sublease on behalf of a party hereto represents and warrants that he or she is authorized and empowered to do so and to thereby bind the party on whose behalf he or she is signing.

17.5          Attorneys’ Fees. In the event either party shall bring any action or proceeding for damages or for an alleged breach of any provision of this Sublease to recover rents, or to enforce, protect or establish any right or remedy hereunder, the prevailing party shall be entitled to recover reasonable attorneys’ fees and court costs as part of such action or proceeding.

17.6          Notices. The notice provisions of the Master Lease control, provided that NNRCSI’s Address or the Asterias’s Address given in the Defined Terms above or to such other address as the party to receive the notice or request so designates by written notice to the other parties.

17.7          Consents. If, under the Master Lease, Asterias is required to obtain the consent of any Landlord Parties (as defined in the Master Lease) to any matter as to which BMR’s or other Landlord Parties’ consent is required pursuant to the terms of this Sublease or the Master Lease, NNRCSI shall promptly, upon Asterias’ request, make commercially reasonable efforts to obtain such consent from the applicable Landlord Parties; provided that NNRCSI is not required to make any payment, incur any expense or liability, or initiate any legal proceedings. Without limiting the foregoing, Asterias hereby agrees to pay any costs and expenses (including reasonable attorney’s fees) either incurred by NNRCSI relating to Asterias’ request for such consent, or charged by any Landlord Party in accordance with the Master Lease, in connection with the request for such consent.

17.8          Time. Time is of the essence of every provision of this Sublease.

17.9          Certified Access Specialist. NNRCSI discloses that to NNRCSI’s knowledge, neither the Building, the Premises nor the Sublet Space have undergone inspection by a Certified Access Specialist. Furthermore, pursuant to Section 1938 of the California Civil Code, NNRCSI notifies Asterias of the following: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although California state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of any such CASp inspection, the payment of the costs and fees for the CASp inspection and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Sublet Space.” Asterias agrees that (a) Asterias may, at its option and at its sole cost, cause a CASp to inspect the Sublet Space and determine whether the Sublet Space complies with all of the applicable construction-related accessibility standards under California law, (b) the parties shall mutually coordinate and reasonably approve of the timing of any such CASp inspection so that NNRCSI and BMR may, at its option, have a representative present during such inspection, and (c) Asterias shall be solely responsible for the cost of any repairs necessary to correct violations of construction-related accessibility standards within the Sublet Space and Building identified by any such CASp inspection, any and all such alterations and repairs within the Sublet Space to be performed by Asterias shall be subject to BMR’s consent and in accordance with the Master Lease.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Sublease, dated as of the Effective Date.

“NNRCSI” NOVO NORDISK RESEARCH CENTER SEATTLE, INC., a Delaware corporation By: /s/Jan Beck Print Name: Jan Beck Its: Site Head

“Asterias” ASTERIAS BIOTHERAPEUTICS, INC., a Delaware corporation By: /s/Ryan D. Chavez Print Name: Ryan D. Chavez Its: CFO & General Counsel